EXHIBIT A


                             Joint Filing Statement


             We, the undersigned, hereby express our agreement that the attached
Schedule 13D is filed on behalf of each of us.


Date:  May 28, 2002
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
Alta Partners II, Inc.                               Alta BioPharma Partners II, L.P.


By:      /s/ Jean Deleage                            By: Alta BioPharma Management Partners II, LLC
         -----------------------------------
         Jean Deleage, President


Alta BioPharma Management Partners II, LLC           By:   /s/ Farah Champsi
                                                           -----------------------------------
                                                           Farah Champsi, Managing Director

By:      /s/ Farah Champsi
         -----------------------------------
         Farah Champsi, Member


Alta Embarcadero BioPharma II, LLC


By:      /s/ Farah Champsi
         -----------------------------------
         Farah Champsi, Manager


         /s/ Jean Deleage                                  /s/ Alix Marduel
--------------------------------------------               -----------------------------------
         Jean Deleage                                      Alix Marduel

         /s/ Farah Champsi
--------------------------------------------
         Farah Champsi
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